EXHIBIT 99.1

Oil States Announces Second Quarter 2016 Results

Second Quarter Highlights:

  Reports net loss per diluted share of $0.23; $0.22 adjusted net loss per diluted share excluding severance and other downsizing charges
  Offshore products EBITDA margins averaged 20.1%
  Offshore products book-to-bill ratio totaled 0.75x
  Reduced total debt by $6 million

HOUSTON, July 26, 2016 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the second quarter ended June 30, 2016 of $11.7 million, or $0.23 per diluted share, which included pre-tax charges of $1.1 million ($0.7 million after-tax, or $0.01 per diluted share) for severance and other downsizing charges. These results compare to reported net income for the second quarter ended June 30, 2015 of $6.1 million, or $0.12 per diluted share, which included pre-tax charges of $1.7 million ($1.4 million after-tax, or $0.03 per diluted share) for severance and other downsizing charges.

During the second quarter of 2016, the Company generated revenues of $175.8 million and Adjusted Consolidated EBITDA (Note B) of $13.5 million (excluding $1.1 million for severance and other downsizing charges). These results compare to revenues of $269.3 million and Adjusted Consolidated EBITDA of $43.2 million reported in the second quarter of 2015 (excluding $1.7 million of severance and other downsizing charges).

For the first half of 2016, the Company reported revenues of $345.5 million and Adjusted Consolidated EBITDA of $25.7 million (excluding $2.7 million of severance and other downsizing charges). The net loss for the first half of 2016 totaled $24.9 million and included $2.7 million ($1.7 million after-tax, or $0.03 per diluted share) of severance and other downsizing charges. For the first half of 2015, the Company reported revenues of $606.6 million and Adjusted Consolidated EBITDA of $112.1 million (excluding $3.8 million of severance and other downsizing charges). Net income for the first half of 2015 totaled $25.6 million and included $3.8 million ($2.6 million after-tax, or $0.05 per diluted share) of severance and other downsizing charges in addition to a higher effective tax rate.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “Despite the 23% sequential quarterly decline in the average U.S. rig count, our well site services revenue was only down 7% and our consolidated revenue actually improved 4%. Starting later in the second quarter, we began to see some encouraging signs that activity was troughing for U.S. lower 48 drilling and completion work, and that activity could actually be starting to recover. Evidencing this trend, the average price per barrel of WTI improved 36% sequentially in the second quarter and the current U.S. rig count has increased 14% from its low point in May 2016. However, the WTI crude price has pulled back about 11% since the end of the quarter to its current level of approximately $43 per barrel. The impact of this recent decline in commodity prices on customer perception and spending will become apparent in the following months.”

BUSINESS SEGMENT RESULTS

Offshore Products
Offshore products generated revenues and Segment EBITDA (Note A) of $135.2 million and $27.2 million, respectively, in the second quarter of 2016 compared to revenues of $183.1 million and Segment EBITDA of $40.9 million in the second quarter of 2015. Offshore products revenues and Segment EBITDA decreased 26% and 33% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines. The lower quarterly revenues were primarily the result of reductions in production-related products, lower levels of service activities, weaker demand for drilling products and a backlog position that has trended lower since mid-2014, partially offset by improved subsea pipeline product revenues. Segment EBITDA margins were 20.1% in the second quarter of 2016 compared to 22.3% realized in the second quarter of 2015.  Backlog declined 12% sequentially, totaling $268 million at June 30, 2016 compared to $306 million reported at March 31, 2016 and $409 million reported at June 30, 2015. Major backlog additions during the second quarter included orders for pipeline products destined for the Middle East and replacement equipment on a Gulf of Mexico production facility.

Well Site Services
Well site services generated revenues of $40.7 million and a Segment EBITDA loss of $3.6 million in the second quarter of 2016 compared to revenues and Segment EBITDA of $86.1 million and $11.1 million, respectively, in the second quarter of 2015.  Well site services revenues and Segment EBITDA decreased 53% and 132% year-over-year, respectively, primarily due to a 57% year-over-year decrease in the number of completion services jobs performed, partially offset by a 25% year-over-year increase in revenue per completion service job primarily as a result of a mix shift to more long-duration jobs in international markets and longer-term project work in the U.S. Gulf of Mexico. The segment’s second quarter 2016 results continued to be negatively impacted by extreme competitive pressures and depressed activity levels in the U.S. shale basins. However, while still negative, second quarter 2016 Segment EBITDA improved sequentially in our completion services business line. Lower utilization in the land drilling business, which averaged 9% in the second quarter of 2016 compared to 34% in the second quarter of 2015, also negatively impacted results. However, we did experience a quarterly sequential improvement in our land drilling utilization for the first time since the second quarter of 2014.

Income Taxes
The Company recognized an effective tax rate benefit of 35.5% in the second quarter of 2016. This compares to an effective tax rate provision of 19.0% reported in the second quarter of 2015. The lower effective tax rate in the second quarter of 2015 was primarily due to significantly lower domestic earnings stemming from the industry downturn.

Financial Condition
The Company invested $8.1 million in capital expenditures during the second quarter of 2016. Capital expenditures made during the second quarter included expansionary investments for certain offshore products facilities along with maintenance capital spent on completion services equipment.

As of June 30, 2016, $80.4 million was outstanding under the Company’s revolving credit facility. Total availability under the facility as of June 30, 2016 was $283.2 million (net of standby letters of credit totaling $32.5 million).

Conference Call Information
The call is scheduled for Wednesday, July 27, 2016 at 12:00 pm ET, is being webcast and can be accessed from the Company’s website at http://www.oilstatesintl.com. Participants may also join the conference call by dialing (800) 447-0521 in the United States or by dialing +1 847 413 3238 internationally and using the passcode 42972261. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 42972261.

About Oil States
Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at http://www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2015 filed by Oil States with the Securities and Exchange Commission on February 22, 2016.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2016	2015	2016	2015

Revenues	$175,849	$269,258	$345,504	$606,617

Costs and expenses:
Cost of sales and services	136,400	194,664	265,215	432,386
Selling, general and administrative expenses	30,486	32,002	60,466	67,607
Depreciation and amortization expense	29,415	32,432	59,817	65,011
Other operating (income) expense	(3,291)	1,436	(2,728)	(871)
	193,010	260,534	382,770	564,133
Operating (loss) income	(17,161)	8,724	(37,266)	42,484

Interest expense	(1,315)	(1,627)	(2,760)	(3,335)
Interest income	110	138	202	275
Other income	224	355	430	821
(Loss) income from continuing operations before income taxes	(18,142)	7,590	(39,394)	40,245
Income tax benefit (expense)	6,437	(1,442)	14,453	(14,694)
Net (loss) income from continuing operations	(11,705)	6,148	(24,941)	25,551
Net (loss) income from discontinued operations, net of tax	(1)	35	(4)	201
Net (loss) income attributable to Oil States International, Inc.	$(11,706)	$6,183	$(24,945)	$25,752

Net (loss) income attributable to Oil States International, Inc.:
Continuing operations	$(11,705)	$6,148	$(24,941)	$25,551
Discontinued operations	(1)	35	(4)	201
Net (loss) income attributable to Oil States International, Inc.	$(11,706)	$6,183	$(24,945)	$25,752

Basic net (loss) income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$(0.23)	$0.12	$(0.50)	$0.50
Discontinued operations	--	--	--	--
Net (loss) income	$(0.23)	$0.12	$(0.50)	$0.50

Diluted net (loss) income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$(0.23)	$0.12	$(0.50)	$0.50
Discontinued operations	--	--	--	--
Net (loss) income	$(0.23)	$0.12	$(0.50)	$0.50

Weighted average number of common shares outstanding:
Basic	50,210	50,427	50,126	50,627
Diluted	50,210	50,515	50,126	50,725

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share Amounts)

	JUNE 30,	DECEMBER 31,
ASSETS	2016	2015
	(UNAUDITED)

Current assets:
Cash and cash equivalents	$51,957	$35,973
Accounts receivable, net	264,101	333,494
Inventories, net	202,269	212,882
Prepaid expenses and other current assets	18,785	29,124
Total current assets	537,112	611,473

Property, plant, and equipment, net	601,228	638,725
Goodwill, net	264,050	263,787
Other intangible assets, net	56,889	59,385
Other noncurrent assets	23,557	23,101
Total assets	$1,482,836	$1,596,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,392	$59,116
Accrued liabilities	42,805	49,300
Income taxes	5,948	8,303
Current portion of long-term debt and capitalized leases	520	533
Deferred revenue	29,427	36,655
Other current liabilities	291	293
Total current liabilities	127,383	154,200

Long-term debt and capitalized leases (1)	83,604	125,887
Deferred income taxes	22,983	40,497
Other noncurrent liabilities	21,273	20,215
Total liabilities	255,243	340,799

Stockholders’ equity:
Oil States International, Inc. stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 62,279,956 shares and 61,712,805 shares issued, respectively, and 51,360,090 shares and 50,953,149 shares outstanding, respectively	623	617
Additional paid-in capital	721,082	712,980
Retained earnings	1,154,918	1,179,863
Accumulated other comprehensive loss	(58,015)	(50,698)
Common stock held in treasury at cost, 10,919,866 and 10,759,656 shares, respectively	(591,015)	(587,090)
Total stockholders’ equity	1,227,593	1,255,672
Total liabilities and stockholders’ equity	$1,482,836	$1,596,471

(1) As of June 30, 2016, the Company had approximately $283.2 million available under its revolving credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands)

	SIX MONTHS ENDED JUNE 30,
	2016	2015

Cash flows from operating activities:
Net (loss) income	$(24,945)	$25,752
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss (income) from discontinued operations	4	(201)
Depreciation and amortization	59,817	65,011
Deferred income tax (benefit) expense	(20,206)	(2,331)
Tax impact of share-based payment arrangements	--	(215)
Provision for bad debt	784	(1,134)
Gain on disposals of assets	(372)	(628)
Non-cash compensation charge	10,569	10,697
Amortization of deferred financing costs	390	390
Other, net	665	(136)
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	62,321	206,706
Inventories	7,677	(6,939)
Accounts payable and accrued liabilities	(14,798)	(70,666)
Taxes payable	5,908	5,005
Other operating assets and liabilities, net	(5,688)	(9,816)
Net cash flows provided by continuing operating activities	82,126	221,495
Net cash flows (used in) provided by discontinued operating activities	(6)	314
Net cash flows provided by operating activities	82,120	221,809

Cash flows from investing activities:
Capital expenditures	(18,398)	(68,740)
Acquisitions of businesses, net of cash acquired	--	(33,427)
Proceeds from disposition of property, plant and equipment	546	1,061
Other, net	(1,551)	(392)
Net cash flows used in continuing investing activities	(19,403)	(101,498)

Cash flows from financing activities:
Revolving credit (repayments) borrowings, net	(42,422)	10,224
Debt and capital lease repayments	(263)	(273)
Issuance of common stock from share-based payment arrangements	367	2,209
Purchase of treasury stock	--	(90,659)
Tax impact of share-based payment arrangements	--	215
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,924)	(6,750)
Other, net	(1)	--
Net cash flows used in continuing financing activities	(46,243)	(85,034)

Effect of exchange rate changes on cash	(490)	892
Net change in cash and cash equivalents	15,984	36,169
Cash and cash equivalents, beginning of period	35,973	53,263

Cash and cash equivalents, end of period	$51,957	$89,432

Oil States International, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues
Completion services	$36,824	$69,421	$77,773	$187,531
Drilling services	3,869	16,703	6,641	40,382

Well site services	40,693	86,124	84,414	227,913
Offshore products	135,156	183,134	261,090	378,704
Total revenues	$175,849	$269,258	$345,504	$606,617

Operating (loss) income
Completion services (1,2)	$(21,466)	$(10,969)	$(45,801)	$1,499
Drilling services	(5,951)	(4,342)	(14,056)	(6,881)

Well site services	(27,417)	(15,311)	(59,857)	(5,382)
Offshore products (1,2)	21,676	34,836	44,987	71,377
Corporate and eliminations	(11,420)	(10,801)	(22,396)	(23,511)
Total operating (loss) income	$(17,161)	$8,724	$(37,266)	$42,484

Reconciliation of GAAP to Non-GAAP Financial Information- Segment EBITDA and Adjusted Segment EBITDA (A)

Well site services
Completion services
Operating (loss) income	$(21,466)	$(10,969)	$(45,801)	$1,499
Depreciation and amortization expense	17,615	19,145	35,558	38,588
Other income	286	279	512	708

EBITDA	(3,565)	8,455	(9,731)	40,795

Severance and other downsizing charges	226	765	1,150	1,855
Adjusted EBITDA	$(3,339)	$9,220	$(8,581)	$42,650

Drilling services
Operating loss	$(5,951)	$(4,342)	$(14,056)	$(6,881)
Depreciation and amortization expense	5,902	6,962	12,424	13,644
Other income (expense)	-	(2)	1	41

EBITDA	(49)	2,618	(1,631)	6,804

Severance and other downsizing charges	-	-	-	-
Adjusted EBITDA	$(49)	$2,618	$(1,631)	$6,804

Well site services
Operating loss	$(27,417)	$(15,311)	$(59,857)	$(5,382)
Depreciation and amortization expense	23,517	26,107	47,982	52,232
Other income	286	277	513	749

Segment EBITDA	(3,614)	11,073	(11,362)	47,599

Severance and other downsizing charges	226	765	1,150	1,855
Adjusted Segment EBITDA	$(3,388)	$11,838	$(10,212)	$49,454

Offshore products
Operating income	$21,676	$34,836	$44,987	$71,377
Depreciation and amortization expense	5,611	5,967	11,265	12,067
Other income (expense)	(61)	78	(81)	71

Segment EBITDA	27,226	40,881	56,171	83,515

Severance and other downsizing charges	845	957	1,531	1,962
Adjusted Segment EBITDA	$28,071	$41,838	$57,702	$85,477

(1) Operating (loss) income for the three and six months ended June 30, 2016 included severance and other downsizing charges of $0.2 million and $1.2 million, respectively, related to the completion services business and $0.8 million and $1.5 million, respectively, related to the offshore products segment.

(2) Operating (loss) income for the three and six months ended June 30, 2015 included severance and other downsizing charges of $0.8 million and $1.9 million, respectively, related to the completion services business and $1.0 million and $2.0 million, respectively, related to the offshore products segment.

(A) The terms Segment EBITDA and Adjusted Segment EBITDA consist of operating (loss) income plus depreciation and amortization expense, and certain other items.  Segment EBITDA and Adjusted Segment EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating (loss) income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Segment EBITDA and Adjusted Segment EBITDA to operating (loss) income, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net (loss) income from continuing operations	$(11,705)	$6,148	$(24,941)	$25,551
Income tax (benefit) expense	(6,437)	1,442	(14,453)	14,694
Depreciation and amortization expense	29,415	32,432	59,817	65,011
Interest income	(110)	(138)	(202)	(275)
Interest expense	1,315	1,627	2,760	3,335
Consolidated EBITDA (B)	$12,478	$41,511	$22,981	$108,316

Adjustments to Consolidated EBITDA (3,4):
Severance and other downsizing charges	1,071	1,722	2,681	3,817
Adjusted Consolidated EBITDA (B)	$13,549	$43,233	$25,662	$112,133

(3) Adjustments to Consolidated EBITDA for the three and six months ended June 30, 2016 included severance and other downsizing charges of $0.2 million and $1.2 million, respectively, related to the completion services business and $0.8 million and $1.5 million, respectively, related to the offshore products segment.

(4) Adjustments to Consolidated EBITDA for the three and six months ended June 30, 2015 included severance and other downsizing charges of $0.8 million and $1.9 million, respectively, related to the completion services business and $1.0 million and $2.0 million, respectively, related to the offshore products segment.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net (loss) income plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net (loss) income from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net (loss) income from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Additional Quarterly Segment and Operating Data
(unaudited)

	Three Months Ended June 30,
	2016	2015

Supplemental operating data:

Offshore products backlog ($ in millions)	$267.7	$409.2

Completion services job tickets	3,455	8,111
Average revenue per ticket ($ in thousands)	$10.7	$8.6

Land drilling operating statistics:
Average rigs available	34	34
Utilization	9.0%	33.9%
Implied day rate ($ in thousands per day)	$13.9	$15.9
Implied daily cash margin ($ in thousands per day)	$1.4	$3.1

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Investor Relations
713-470-4860